EXHIBIT 99.2

The expenses to be incurred by Zions Bancorporation relating to the registration and offering of 236,279 depositary shares each representing a 1/40th interest in a share of Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock, pursuant to a Registration Statement on Form S-3 (File No. 333-173299) and a related prospectus supplement filed with the Securities and Exchange Commission on July 31, 2013 are estimated to be as follows:

Estimated Fees
SEC registration fee	$695
Legal fees and expenses	$175,000
Fees and expenses of qualification under state securities laws (including legal fees)	$—
Accounting fees and expenses	$75,000
Printing fees	$10,000
Rating agency fees	$60,000
Miscellaneous	$9,305

Total expenses	$330,000